Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
FalconStor Software, Inc.:
We consent to the incorporation by reference in the Registration Statement Nos. 333-69834, 333-103925, 333-125126, 333-139032, 333-145475, 333-175175 and 333-192173 filed on Form S-8 and Registration Statement Nos. 333-69830 and 333-192171 filed on Form S-3 of FalconStor Software, Inc. and subsidiaries of our reports, dated February 25, 2015, with respect to the consolidated balance sheets of FalconStor Software, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive loss, stockholders’ (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of FalconStor Software, Inc.

/s/ KPMG LLP

Melville, New York
February 25, 2015